Exhibit 99.1 - Form 4 Joint Filer Information
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   Name:  Steven A. Cohen

   Address:  72 Cummings Point Road, Stamford CT 06902

   Designated Filer:  S.A.C. Capital Advisors, LLC

   Issuer & Ticker Symbol:  Foamex International Inc.  ("FMXIQ")

   Date of Event Requiring Statement:  February 12, 2007